EXHIBIT 23.1

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-5111
FAX (509) 838-5114

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Countryside Review Inc.
Vancouver, British Columbia, Canada

We consent to the use of our audit report dated January 17, 2002, on the financial statements of Countryside Review Inc. as of December 31, 2001 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement (with no amendment) filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

March 12, 2002

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